Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
(215) 564-8000
January 8, 2010
Board of Trustees
AIM Investment Funds
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173
Re:	Registration Statement on Form N-14
Ladies and Gentlemen:
     We have acted as counsel to AIM Investment Funds (“AIF”), a Delaware statutory trust, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”). Pursuant to an Agreement and Plan of Reorganization (the “Agreement”), each series of AIF identified on Exhibit A hereto (each an “Acquiring Fund”) will assume the assets and liabilities of the corresponding Van Kampen or Morgan Stanley open-end registered investment company, or series thereof, identified on Exhibit A hereto (each an “Acquired Fund”) in exchange for shares of the corresponding Acquiring Fund, as set forth on Exhibit A (each, a “Reorganization” and collectively, the “Reorganizations”).
     We have reviewed the Amended and Restated Agreement and Declaration of Trust and Amended and Restated By-Laws of AIF, in each case as amended to the date hereof, resolutions adopted by AIF in connection with the Reorganizations, the form of Agreement, which has been approved by AIF’s Board of Trustees, the Registration Statement and such other legal and factual matters as we have deemed appropriate.
     This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of AIF and the reported case law thereunder, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.
     We have assumed the following for purposes of this opinion:
     1. The shares of each Acquiring Fund will be issued in accordance with AIF’s Amended and Restated Agreement and Declaration of Trust (the “Trust Agreement”) and Restated By-Laws, each as amended to date, the Agreement, and resolutions of AIF’s Board of Trustees relating to the creation, authorization and issuance of shares and the Reorganizations.
     2. The shares of each Acquiring Fund will be issued against payment therefor as described in the Agreement, and that such payment will have been at least equal to the net asset value of such shares.
     On the basis of and subject to the foregoing, we are of the opinion that the shares of each Acquiring Fund to be issued to the corresponding Acquired Fund shareholders as provided by the

Agreement are duly authorized, and upon delivery will be validly issued and outstanding, and will be fully paid and non-assessable by AIF.
     Both the Delaware Statutory Trust Act, as amended, and the Trust Agreement provide that shareholders of AIF shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law, as amended, to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of an Acquiring Fund for all loss and expense of any shareholder held personally liable for the obligations of such Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which an Acquiring Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined by a court of competent jurisdiction not to be effective.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Sincerely yours, STRADLEY RONON STEVENS & YOUNG, LLP
By:	/s/ Matthew R. DiClemente
Matthew R. DiClemente, Esq., a Partner

EXHIBIT A

Acquiring Fund (and share classes) and	Corresponding Acquired Fund (and share
Acquiring Entity	classes) and Acquired Entity
AIM Investment Funds

Invesco Alternative Opportunities Fund, a series of AIM Investment Funds	Morgan Stanley Alternative Opportunities Fund, a series of Morgan Stanley Series Funds
Class A	Class A
Class C	Class C
Class Y	Class I
Class R	Class R
Class A	Class W

Invesco Commodities Alpha Fund, a series of AIM Investment Funds	Morgan Stanley Commodities Alpha Fund, a series of Morgan Stanley Series Funds
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I
Class R	Class R
Class A	Class W

Invesco FX Alpha Plus Strategy Fund, a series of AIM Investment Funds	The FX Alpha Plus Strategy Portfolio, a series of Morgan Stanley FX Series Funds
Class A	Class A
Class C	Class C
Class Y	Class I
Class R	Class R
Class A	Class W

Invesco FX Alpha Strategy Fund, a series of AIM Investment Funds	The FX Alpha Strategy Portfolio, a series of Morgan Stanley FX Series Funds
Class A	Class A
Class C	Class C
Class Y	Class I
Class R	Class R
Class A	Class W

Invesco Global Advantage Fund, a series of AIM Investment Funds	Morgan Stanley Global Advantage Fund
Class A	Class A
Class B	Class B
Class C	Class C

A-1

Acquiring Fund (and share classes) and	Corresponding Acquired Fund (and share
Acquiring Entity	classes) and Acquired Entity
Class Y	Class I

Invesco Global Dividend Growth Securities Fund, a series of AIM Investment Funds	Morgan Stanley Global Dividend Growth Securities
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Invesco Health Sciences Fund, a series of AIM Investment Funds	Morgan Stanley Health Sciences Trust
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Invesco International Growth Equity Fund, a series of AIM Investment Funds	International Growth Equity Portfolio, a series of Morgan Stanley Institutional Fund, Inc.
Class Y	Class I
Class A	Class P

Invesco Pacific Growth Fund, a series of AIM Investment Funds	Morgan Stanley Pacific Growth Fund Inc.
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I
Class R	Class R
Class A	Class W

Van Kampen Emerging Markets Fund, a series of AIM Investment Funds	Van Kampen Emerging Markets Fund, a series of Van Kampen Series Fund, Inc.
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

A-2

Acquiring Fund (and share classes) and	Corresponding Acquired Fund (and share
Acquiring Entity	classes) and Acquired Entity

Van Kampen Global Bond Fund, a series of AIM Investment Funds	Van Kampen Global Bond Fund, a series of Van Kampen Trust II
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I
Class R	Class R

Van Kampen Global Equity Allocation Fund, a series of AIM Investment Funds	Van Kampen Global Equity Allocation Fund, a series of Van Kampen Series Fund, Inc.
Class A	Class A
Class B	Class B
Class C	Class C
Class I	Class Y

Van Kampen Global Franchise Fund, a series of AIM Investment Funds	Van Kampen Global Franchise Fund, a series of Van Kampen Series Fund, Inc.
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Van Kampen Global Tactical Asset Allocation Fund, a series of AIM Investment Funds	Van Kampen Global Tactical Asset Allocation Fund, a series of Van Kampen Trust II
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I
Class R	Class R

Van Kampen International Advantage Fund, a series of AIM Investment Funds	Van Kampen International Advantage Fund, a series of Van Kampen Equity Trust II
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Van Kampen International Growth Fund, a series of AIM Investment Funds	Van Kampen International Growth Fund, a series of Van Kampen Equity Trust II
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I
Class R	Class R

A-3